EXHIBIT 11


              OGDEN CORPORATION AND SUBSIDIARIES
     DETAIL OF COMPUTATION OF EARNINGS PER SHARE APPLICABLE TO COMMON STOCK


                                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                     -------------------------------------------------------------------------------------
                                                      2000                                           1999
                                     -------------------------------------          --------------------------------------
                                         Loss        Shares      Per-Share            Income         Shares      Per-Share
                                     (Numerator)   Denominator     Amount           (Numerator)   Denominator      Amount
                                     -----------   -----------     ------           -----------   -----------      ------
                                                          (In thousands, except per share amounts)
Income (loss) from continuing
 operations                           $ (11,887)                                     $  28,680
Less: preferred stock dividends              50                                            104
                                      ---------                                      ---------
Basic Earnings (Loss) Per Share         (11,937)        49,525    $  (0.24)             28,576         49,157     $  0.59
                                                                  --------                                        -------
Effect of Dilutive Securities:

Restricted stock issued to employees                       (A)

Stock options                                              (A)                                            405

Convertible preferred stock                                (A)                             104            249

6% convertible debentures                                  (A)                                            (A)

5-3/4% convertible debentures                              (A)                                            (A)
                                      ---------     ----------                       ---------     ----------

Diluted Earnings (Loss) Per Share     $ (11,937)        49,525     $ (0.24)          $  28,680         49,811     $  0.58
                                      ---------     ----------     --------          ---------     ----------    --------



(A)  Anti-dilutive

NOTE: Basic earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, restricted stock issued to employees, and stock options converted or exercised during each period, or outstanding at the end of each period were converted, or vested and unrestricted in the case of restricted stock, at the beginning of each period or the date of issuance or grant, if dilutive. The computation provides for the elimination of related convertible debenture interest and preferred dividends.

                                   EXHIBIT 11
                                   ----------


                       OGDEN CORPORATION AND SUBSIDIARIES
     DETAIL OF COMPUTATION OF EARNINGS PER SHARE APPLICABLE TO COMMON STOCK


                                                           FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                     -------------------------------------------------------------------------------------
                                                      2000                                           1999
                                     -------------------------------------          --------------------------------------
                                       Income        Shares      Per-Share            Income         Shares      Per-Share
                                     (Numerator)   Denominator     Amount           (Numerator)   Denominator      Amount
                                     -----------   -----------     ------           -----------   -----------      ------
                                                           (In thousands, except per share amounts)
Income from continuing
 operations                           $   2,701                                       $  8,353
Less: preferred stock dividends              16                                             34
                                      ---------                                       --------

Basic Earnings Per Share                  2,685         49,544     $   0.05              8,319         49,382    $   0.17
                                                                   --------                                      --------
Effect of Dilutive Securities:

Restricted stock issued to employees                        81

Stock options                                               68                                            218

Convertible preferred stock                                (A)                              34            246

6% convertible debentures                                  (A)                                            (A)

5-3/4% convertible debentures                              (A)                                            (A)
                                      ---------     ---------                        ---------     ----------

Diluted Earnings Per Share            $   2,685         49,693     $   0.05          $   8,353         49,846    $   0.17
                                      ---------     ----------     --------          ---------     ----------    --------


(A)  Anti-dilutive

NOTE: Basic earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period.

Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, restricted stock issued to employees and stock options converted or exercised during each period, or outstanding at the end of each period were converted, or vested and unrestricted in the case of restricted stock, at the beginning of each period or the date of issuance or grant, if dilutive. The computation provides for the elimination of related convertible debenture interest and preferred dividends.